CONSENT

I, the undersigned, hereby consent to being named as nominee to the Intergraph Corporation Board of Directors in the Proxy Statement relative to the Annual Meeting of Shareholders to be held May 18, 2000, and hereby consent to serve as a director of Intergraph Corporation, if elected.


                              Dated this 20th day of March 2000.



                              Signature: /s/ Joseph C. Moquin
                                         ----------------------
                                         Joseph C. Moquin